UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2026

Rank One Computing Corporation

(Exact name of registrant as specified in its charter)

Colorado	001-43137	47-3970528
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1290 Broadway, Suite 1200

Denver, Colorado 80203

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 317-6118

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ROC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 19, 2026, Rank One Computing Corporation, a Colorado corporation, (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with The Benchmark Company, LLC, acting as the representative of the several underwriters (the “Representative”), for a firm commitment underwritten initial public offering (the “Offering”).

Pursuant to the Underwriting Agreement, the Company agreed to sell to the Representative an aggregate of 4,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) at an offering price of $6.00 per share (the “Offering Price”). On February 23, 2026 (the “Closing Date”), the Company consummated the closing of the Offering, generating gross proceeds of approximately $24,000,000, before deducting underwriting discounts and offering expenses. The Common Stock is listed on the Nasdaq Capital Market under the trading symbol “ROC.”

Pursuant to the Underwriting Agreement, the Company has granted the Representative the option (the “Over-Allotment Option”), exercisable for 30 days from the Closing Date, to purchase up to an additional 600,000 Shares form the Company at the Offering Price, less the underwriting discount, to cover-overallotments, if any.

The Underwriting Agreement contains customary representations, warranties and agreements, including related to indemnification, contribution, and reimbursement to the Underwriter of customary expenses incurred in connection with the Offering. The terms of the Underwriting Agreement are substantially the same as the terms set forth in the form of such agreement which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Shares were offered by the Company pursuant to a Registration Statement on Form S-1 (File No. 333-291913), which was originally filed with the Securities and Exchange Commission (the “Commission”) on December 3, 2025, and declared effective by the Commission on January 30, 2026. The Registration Statement on Form S-1 was further amended by the filing of a Registration Statement on Form S-1MEF (File No. 333-293601) that was filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, to increase the size of the Offering. The Form S-1MEF became immediately effective upon filing with the Commission on February 19, 2026.

Representative’s Warrant

Pursuant to the Underwriting Agreement, as partial compensation for their services, the Company issued to the Representative on the closing date of the Offering (the “Closing Date”), warrants (the “Representative Warrants”) to purchase an aggregate of 280,000 shares of Common Stock, representing 7% of the aggregate number of shares of Common Stock sold by the Company in this Offering. The Representative Warrants will be exercisable, in whole or in part, commencing on August 24, 2026, and expiring on February 19, 2031, at an initial exercise price per share of Common Stock of $7.50, which is equal to 125% of the Offering price. The terms of the Representative Warrant are substantially the same as the terms set forth in the form of such warrant which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The foregoing summary of the terms of the Underwriting Agreement and the Representative’s Warrant are subject to, and qualified in their entirety by reference to, copies of the Underwriting Agreement and Representative’s Warrant that are filed as Exhibits 1.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01. Other Events.

On February 19, 2026, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On February 23, 2026, we issued a press release announcing the closing of the Offering. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K as and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibits

1.1	Underwriting Agreement, dated February 19, 2026, by and between Rank One Computing Corporation and The Benchmark Company LLC

4.1	Form of Representative’s Warrant

99.1	Press Release, dated February 19, 2026

99.2	Press Release, dated February 23, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 24, 2026	Rank One Computing Corporation

	By:	/s/ S. Scott Swann
	Name:	S. Scott Swann
	Title:	Chief Executive Officer

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